UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2011

MERGE HEALTHCARE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, 24th Floor

Chicago, Illinois  60601-6436

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (312) 565-6868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Issuance of 11.75% Senior Secured Notes due 2015

On June 20, 2011, Merge Healthcare Incorporated (the “Company”) issued $52 million in aggregate principal amount of 11.75% Senior Secured Notes due 2015 (the “New Notes”), which mature on May 1, 2015, as “additional notes” pursuant to an indenture, dated as of April 28, 2010, among the Company, the guarantors party thereto (“Note Guarantors”) and The Bank of New York Mellon Trust Company, as trustee and collateral agent (the “Trustee”), as supplemented by the First Supplemental Indenture and as further supplemented by the Second Supplemental Indenture described below (collectively, the “Indenture”).  Prior to the issuance of the New Notes, $200 million aggregate principal amount of 11.75% Senior Secured Notes due 2015 were outstanding (the “Existing Notes” and, together with the New Notes, the “Notes”). The Indenture provides that the obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by certain of the Company’s direct and indirect domestic subsidiaries and will be so guaranteed by any future domestic subsidiaries of the Company, subject to certain exceptions.  The Company will use the net proceeds from the sale of the New Notes to, among other things, (i) redeem and retire the outstanding Series A Non-Voting Preferred Stock (“Series A Preferred Stock”) issued by the Company in a private placement in connection with its acquisition of AMICAS, Inc., (ii) pay the consent payments in connection with the Company’s previously announced consent solicitation (the “Solicitation”) and (iii) pay fees and expenses related to the Solicitation and the New Notes offering.

The Notes bear interest at a rate of 11.75% per annum. Interest on the Notes is computed on the basis of a 360-day year composed of twelve 30-day months and is payable semi-annually on May 1 and November 1 of each year, beginning, with respect to the New Notes, on November 1, 2011.

The Company may redeem some or all of the Notes at any time after May 1, 2013, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the applicable redemption date. In addition, at any time prior to May 1, 2013, the Company may, on one or more than one occasion, redeem some or all of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest to the applicable redemption date. At any time prior to May 1, 2013, the Company may also redeem up to 35% of the aggregate principal amount of Notes, using the proceeds of certain qualified equity offerings, at a redemption price of 111.75% of the principal amount thereof plus accrued and unpaid interest to the applicable redemption date.

If the Company experiences specified change of control events, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to:

•	incur additional indebtedness or issue preferred stock;

•	pay dividends and make distributions in respect of capital stock;

•	make investments or certain other restricted payments;

•	sell assets;

•	enter into transactions with stockholders or affiliates;

•	issue or sell stock of certain subsidiaries;

•	effect a consolidation or merger; and

•	engage in sale-leaseback transactions.

These covenants are subject to a number of important limitations and exceptions set forth in the Indenture.

The New Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the New Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Merrick RIS, LLC, a controlled affiliate of Michael Ferro, and which in the aggregate directly or indirectly owns approximately 37% of the Company’s common stock on a fully-diluted basis, purchased an aggregate principal amount of $5.0 million of New Notes at the same purchase price per New Note as the other investors who purchased New Notes.  Together with the $5.0 million of Existing Notes that were previously purchased by Merrick RIS, LLC on April 28, 2010, Merrick RIS, LLC now holds $10.0 million in aggregate principal amount of Notes.

A copy of the press release related to the issuance of the New Notes is attached hereto as Exhibit 99.1 and incorporated herein by reference.  A copy of the Indenture, dated as of April 28, 2010, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2010.

First Supplemental Indenture

As previously disclosed, on June 14, 2011, the Company, the Note Guarantors and the Trustee entered into the First Supplemental Indenture to amend the terms of the Indenture to enable the Company to offer the New Notes and to use the proceeds of such offering to redeem and retire all of the Company’s outstanding Series A Preferred Stock and to pay related fees and expenses. The First Supplemental Indenture became operative on June 20, 2011 upon the issuance of the New Notes.

Second Supplemental Indenture

On June 20, 2011, the Company, the Note Guarantors and the Trustee entered into a Second Supplemental Indenture. The Second Supplemental Indenture creates and issues the New Notes and consolidates the New Notes with the Existing Notes issued under the Indenture to create a single series, except for the date of issue, offering price and that interest on the New Notes will accrue from May 1, 2011. The description of the Second Supplemental Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Second Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the New Notes, the Company and the Note Guarantors entered into a registration rights agreement, dated June 20, 2011, with Morgan Stanley & Co., LLC, as the initial purchaser of the New Notes. Under the terms of the registration rights agreement, the Company and the

Note Guarantors are required to file an exchange offer registration statement and have the exchange offer registration statement declared effective by the SEC on or prior to 180 days following the issuance of the New Notes enabling holders to exchange the New Notes for registered notes with terms substantially identical to the terms of the New Notes (the “Registration Deadline”); and, unless the exchange offer would not be permitted by applicable law or SEC policy, to complete the exchange offer within 30 business days after the Registration Deadline. Under specified circumstances, the registration rights agreement provides that the Company and the Note Guarantors shall file a shelf registration statement for the resale of the New Notes. If the Company and the Note Guarantors default on their registration obligations under the registration rights agreement, additional interest will be payable on the New Notes until all such registration defaults are cured.

The description of the registration rights agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the registration rights agreement, a copy of which is filed herewith as Exhibit 4.2 and incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above regarding the issuance of the New Notes is incorporated by reference into this Item 2.03.

Item 3.03                      Material Modification to the Rights of Security Holders.

The information set forth under Item 1.01 above regarding the Second Supplemental Indenture is incorporated by reference into this Item 3.03.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits.
4.1	Second Supplemental Indenture, dated as of June 20, 2011, among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.
4.2	Registration Rights Agreement, dated as of June 20, 2011, by and among the Company, the guarantors named therein and Morgan Stanley & Co. LLC, as the initial purchaser of the New Notes.
99.1	Press Release dated June 20, 2011, related to the completion of the offering of the New Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

By:       /s/ Ann G. Mayberry-French
Name: Ann G. Mayberry-French
Title:  General Counsel and Corporate Secretary
Date: June 20, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibits.
4.1	Second Supplemental Indenture, dated as of June 20, 2011, among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.
4.2	Registration Rights Agreement, dated as of June 20, 2011, by and among the Company, the guarantors named therein and Morgan Stanley & Co. LLC, as the initial purchaser of the New Notes.
99.1	Press Release dated June 20, 2011, related to the completion of the offering of the New Notes.